Exhibit 10(v)(5)

LOAN MODIFICATION AGREEMENT

Wachovia Bank, National Association

190 River Road

Summit, New Jersey 07901

(Hereinafter referred to as the “Bank”)

Cybex International, Inc.

10 Trotter Drive

Medway, MA 02053-2299

(Individually and collectively “Borrower”)

This Loan Modification Agreement (“Agreement”) is entered into on December 24, 2009, by and between Bank and Borrower.

This Agreement applies to a One Million Dollar ($1,000,000) loan dated March 2, 2009 (the “Loan”), as same may have been amended or modified from time to time. The terms “Loan Documents” and “Obligations,” as used in this Agreement are defined in the note (the “Note”) executed in connection with the Loan.

Bank has agreed to amend and modify the Loan, Note and Loan Documents in accordance with the terms and conditions of this Agreement. Other than as modified in this Agreement, all of the terms and conditions of the Note and Loan Documents will remain in full force and effect, as same have been modified and amended and to the extent not inconsistent with this Agreement.

The Note and Loan Documents are modified and amended as follows:

1.    In connection with the Loan, Borrower will make equal and consecutive monthly payments of principal in the sum of Forty-One Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($41,666.67) plus interest at the rate set forth in the Note, as such interest rate was modified by Loan Modification Agreement dated July 28, 2009, beginning with the payment due on January 1, 2010 and on the same day of each and every month thereafter. If not sooner paid, the entire balance of principal and interest is due and payable in full on December 1, 2011.

2.    The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Agreement, are, except as may otherwise be stated in this Agreement: (i) true and correct as of the date of this Agreement, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Agreement by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Agreement, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Agreement or, if required, has been obtained, and (d) this Agreement has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Agreement. Borrower does hereby release any and all claims, assertions or chose in action that it may have either now or in the future against Lender, this being a general and universal release of claims.

3.    The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Agreement.

4.    This Agreement may be signed in any number of counterpart copies and by the parties to this Agreement on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

5.    This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New Jersey. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.

6.    Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Agreement shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).

7.    Borrower shall promptly pay all fees and costs of the Bank [if any] in connection with this Agreement including the reasonable fees and costs of Bank counsel.

8.    This Agreement may be signed in any number of counterpart copies and by the parties to this Agreement on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

REST OF PAGE LEFT INTENTIONALLY BLANK

Signatures on Separate Page

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

WITNESS/ATTEST:	Wachovia Bank, National Association

/s/ Harry E. Ellis	/s/ Jeanette Griffin
Harry E. Ellis	Name: Jeanette Griffin
Title: Senior Vice President

WITNESS/ATTEST:	Cybex International, Inc.

/s/ Rebecca Price	/s/ Arthur W. Hicks, Jr.
Rebecca Price	Name: Arthur W. Hicks, Jr.
Title: President

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